================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) August 20, 2002


                             Charming Shoppes, Inc.
                             ----------------------
             (Exact Name of Registrant as Specified in its Charter)


                                  Pennsylvania
                                  ------------
                 (State or Other Jurisdiction of Incorporation)



       000-07258                                        23-1721355
       ---------                                        ----------
(Commission File Number)                   (I.R.S. Employer Identification No.)


            450 Winks Lane
        Bensalem, Pennsylvania                             19020
        ----------------------                             -----
(Address of Principal Executive Offices)                 (Zip Code)



                                 (215) 245-9100
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events and Regulation FD Disclosure

         On August 20, 2002, Charming Shoppes, Inc. (the "Company") issued a press release announcing its second quarter earnings results. The following is an excerpt of financial information included in the text of the release:

         Charming Shoppes, Inc. Reports Second Quarter Earnings Results

Bensalem, PA., August 20, 2002 - Charming Shoppes, Inc. (NASDAQ:CHRS) the retail apparel chain specializing in women's plus-size apparel, today reported earnings and sales for the second quarter ended August 3, 2002. The Company has also announced the recording of the cumulative effect of an accounting change related to the adoption of FAS 142, "Goodwill and Other Intangible Assets."

For the three months ended August 3, 2002, net income increased 72% to $25,549,000 or $0.20 per diluted share, compared to net income of $14,860,000 or $0.14 per diluted share for the corresponding period last year.

Sales for the quarter ended August 3, 2002 increased 59% to $638,307,000, compared to sales of $402,700,000 during the corresponding period of the prior year. The current period's total sales include sales from Lane Bryant, which was acquired August 16, 2001. Comparable store sales for the corporation increased 1% for the quarter ended August 3, 2002.

Net income for the six months ended August 3, 2002 increased 80% to $41,860,000 or $0.33 per diluted share, before the cumulative effect of an accounting change, as described below. This compares to net income of $23,228,000 or $0.22 per diluted share for the corresponding period last year.

Related to the adoption of FAS 142, "Goodwill and Other Intangible Assets", the Company has recorded a cumulative effect of an accounting change in the amount of $43,975,000, or $0.33 per diluted share, effective as of the beginning of the current fiscal year. Net loss after the cumulative effect of an accounting change was $2,115,000 or $0.00 per diluted share for the six months ended August 3, 2002. The non-cash charge represents the write-down of goodwill related to the acquisition of the Catherines Stores Corporation on January 7, 2000. The majority of the write-down is attributable to the value of unrecorded trademarks.

Sales for the six months ended August 3, 2002 increased 59% to $1,268,923,000, compared to sales of $797,461,000 during the corresponding period of the prior year. The current period's total sales include sales from Lane Bryant, which was acquired August 16, 2001. Comparable store sales for the corporation were flat for the six months ended August 3, 2002.

During the quarter, the Company repurchased 2.7 million shares of its common stock for approximately $18.3 million, and ended the quarter with approximately
122.3 million outstanding common shares.

The Company has reaffirmed earnings per share projections for the second half of fiscal 2003, with comparable store sales for the third and fourth quarters projected in the positive low single digits. Based on these sales projections, earnings per share for the third and fourth quarters is projected to be approximately $0.03, and $0.08, respectively, resulting in a full year earnings per share projection of approximately $0.44, before the cumulative effect of an accounting change.

At the end of the quarter, Charming Shoppes, Inc., operated 2,334 stores in 48 states under the names LANE BRYANT(R), FASHION BUG(R), FASHION BUG PLUS(R), CATHERINE'S PLUS SIZES(R), MONSOON(R) and ACCESSORIZE(R). Monsoon and Accessorize are registered trademarks of Monsoon Accessorize Ltd. During the six months ended August 3, 2002, the Company opened 32, converted 9, relocated 14, and closed 125 stores. The Company ended the quarter with 1,208 Fashion Bug and Fashion Bug Plus stores, 650 Lane Bryant stores, 467 Catherine's Plus Sizes stores, and 9 Monsoon/Accessorize stores. The Company ended the quarter with approximately 16,649,000 square feet of leased space.

This press release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. These forward-looking statements include statements regarding future performance, including earnings,

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sales performance, and other matters. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: failure to achieve successful integrations, failure to successfully implement the restructuring plan, failure to successfully implement the Company's business plan for increased profitability and growth in the plus-size women's apparel business, the availability of suitable store locations on appropriate terms, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, a weakness in overall consumer demand, the ability to hire and train associates, trade restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow to the Company's retail stores from its centralized distribution facilities, competitive pressures, and the adverse effects of acts or threats of war, terrorism, or other armed conflict on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2002. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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

                                          CHARMING SHOPPES, INC.
                                                                  2nd Quarter        2nd Quarter
                                                                     Ended              Ended
                                                           Percent August 3, Percent  August 4, Percent
(in thousands except per share amounts)                    Change   2002(a)  of Sales  2001(b)  of Sales
Net sales ..............................................    58.5%  $638,307   100.0%  $402,700   100.0%

Cost of goods sold, buying, and occupancy ..............    51.2    441,246    69.1    291,881    72.5
Selling, general, and administrative ...................    79.6    151,391    23.7     84,308    20.9
Amortization of goodwill ...............................  (100.0)         0     0.0      1,221     0.3
Total operating expenses ...............................    57.0    592,637    92.8    377,410    93.7

Income from operations .................................    80.6     45,670     7.2     25,290     6.3

Other income, principally interest .....................   (47.8)       719     0.1      1,377     0.3
Interest expense .......................................   138.0     (5,678)   (0.9)    (2,386)   (0.6)

Income before income taxes .............................    67.7     40,711     6.3     24,281     6.0
Income tax provision ...................................    65.1     15,552     2.4      9,421     2.3
Income before minority interest ........................    69.3     25,159     3.9     14,860     3.7

Minority interest in net loss of consolidated subsidiary     NA         390     0.1          0     0.0
Net income .............................................    71.9%  $ 25,549     3.9%  $ 14,860     3.7%

Basic net income per share .............................           $   0.22  $            0.15
Weighted average shares outstanding ....................            115,621            101,377

Net income per share, assuming dilution ................           $   0.20  $            0.14
Weighted average shares and equivalents outstanding ....            137,210            115,225

(a) The results of operations for the quarter ended August 3, 2002 include the results of operations of Lane Bryant, Inc., acquired on August 16, 2001.

(b) Certain prior-year amounts have been reclassified to conform to the current presentation.

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

                                       CHARMING SHOPPES, INC.
                                                                  Six Months         Six Months
                                                                     Ended              Ended
                                                           Percent August 3, Percent  August 4, Percent
(in thousands except per share amounts)                    Change   2002(a)  of Sales  2001(b)  of Sales
Net sales ..............................................    59.1% $1,268,923  100.0%   $797,461  100.0%
Cost of goods sold, buying,
and occupancy ..........................................    52.4     880,054   69.4     577,457   72.4
Selling, general, and administrative ...................    74.2     310,547   24.5     178,241   22.4
Amortization of goodwill ...............................  (100.0)          0    0.0       2,443    0.3

Total operating expenses ...............................    57.0   1,190,601   93.8     758,141   95.1

Income from operations .................................    99.2      78,322    6.2      39,320    4.9

Other income, principally interest .....................   (65.8)      1,163    0.1       3,405    0.4
Interest expense .......................................   161.6     (12,480)  (1.0)     (4,771)  (0.6)

Income before income taxes and cumulative effect of
accounting change ......................................    76.5      67,005    5.3      37,954    4.8
Income tax provision ...................................    73.8      25,596    2.0      14,726    1.9
Income before minority interest and cumulative effect
of accounting change ...................................    78.3      41,409    3.3      23,228    2.9

Minority interest in net loss of consolidated subsidiary     NA          451    0.0           0    0.0
Income before cumulative effect of accounting change ...    80.2      41,860    3.3      23,228    2.9
Cumulative effect of accounting change(c)...............     NA      (43,975)  (3.4)          0    0.0
Net income (loss) ......................................  (109.1)% $  (2,115)  (0.2)%  $ 23,228    2.9%

Basic net income (loss) per share:
Income before cumulative effect of accounting change ...           $    0.37           $   0.23
Cumulative effect of accounting change(c) ..............               (0.39)              0.00
Net income (loss) ......................................           $   (0.02)          $   0.23
Weighted average shares outstanding ....................             113,681            101,311

Net income (loss) per share, assuming dilution:
Income before cumulative effect of accounting change ...           $    0.33           $   0.22
Cumulative effect of accounting change(c) ..............               (0.33)              0.00
Net income (loss) ......................................           $    0.00           $   0.22
Weighted average shares and equivalents outstanding ....             132,107            115,187

(a) The results of operations for the six months ended August 3, 2002 include the results of operations of Lane Bryant, Inc., acquired on August 16, 2001.

(b) Certain prior-year amounts have been reclassified to conform to the current presentation.

(c) Write-down of non-deductible goodwill in connection with adoption of FASB Statement No. 142, "Goodwill and Other Intangible Assets."

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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 CHARMING SHOPPES, INC.
                                                      (Registrant)




Dated: August 20, 2002                           By: /S/ Eric. M. Specter
                                                     --------------------
                                                 Name:  Eric M. Specter
                                                 Title: Executive Vice President




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